Exhibit 10.33.6
                                                                 ---------------


                           SECOND AMENDED AND RESTATED
                              PANAMSAT CORPORATION
                         Long-Term Stock Incentive Plan
                               Established in 1997

                         (Effective as of June 1, 2001)


                                    ARTICLE I

                                     GENERAL

1.01.    Purpose.

         The purposes of this Long-Term Stock Incentive Plan Established in 1997 (the "Plan") are to: (1) closely associate the interests of the employees, directors and independent contractors of PanAmSat Corporation and its subsidiaries (collectively referred to as the "Company") with the shareholders by reinforcing the relationship between participants' rewards and shareholder gains; (2) provide employees, directors, leased employees and independent contractors with an equity ownership in the Company commensurate with Company performance, as reflected in increased shareholder value; (3) maintain competitive compensation levels; and (4) provide an incentive to management for continuous employment with the Company.

1.02.    Definitions.

         For purpose of this Plan the following definitions shall apply:

         (a) "Cause" means: (1) the intentional and continuing refusal of a Recipient to perform the duties or services for which the Recipient is compensated by the Company, (2) the Recipient is convicted of, pleads guilty to, or pleads no contest to, any criminal offense which, in the good faith determination of the Committee, will result, or has resulted, in material pecuniary harm to the Company or material harm to the reputation of the Company or (3) the Recipient engages in an illegal or fraudulent act or acts which, in the good faith determination of the Committee, will result or has resulted, in material pecuniary harm to the Company or material harm to the reputation of the Company.

         (b) "Disability" means any time during which the Recipient is unable substantially to discharge the responsibilities for which he is employed or, if not an employee, to render the services for which the individual receives compensation from the Company by reason of physical illness or incapacity, whether arising out of sickness, accident or otherwise, and must be evidenced by written determination of a qualified medical doctor acceptable to the Company and the award Recipient (or in the event of the Recipient's incapacity to designate a doctor, the Recipient's legal representative), which determination shall specify


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         the date on which the Disability commenced and that it has continued
         uninterrupted for at least 180 days.

         (c) "Fair Market Value" as of any date and in respect of any share of Common Stock means the last trading price on such date or on the next business day, if such date is not a business day, of a share of Common Stock as reported by NASDAQ or the principal national securities exchange on which such shares are listed or admitted to trading provided that, if shares of Common Stock shall not have been traded on the NASDAQ or another principal national exchange for more than 10 days immediately preceding such date or if deemed appropriate by the Committee for any other reason, the fair market value of shares of Common Stock shall be as determined by the Committee in such other manner as it may deem appropriate. In no event shall the fair market value of any share of Common Stock be less than its par value.

         (d) "Option" means a Nonqualified Stock Option or Incentive Stock
         Option.

         (e) "Option Price" means the purchase price per share of Common Stock deliverable upon the exercise of a Nonqualified Stock Option or Incentive Stock Option.

         (f) "Recipient" means any individual described in Section 1.04 hereof who has been granted an award of any type described in Section 1.05 hereof.

         (g) "Retirement" means (i) a termination of employment or service by a Recipient on or following his attainment of age 62 or (ii) in the case of a Recipient who is a non-employee, a termination of services that is designated a retirement by the Committee.

         (h) "Award" means an award under the Plan of an Option, Alternate Right, restricted stock, performance share or performance unit.

         (i) "Change in Control" means the effective date of any of the following events: (1) consummation of a change in ownership of the Company, whether by sale, merger, consolidation or reorganization, and whether in one or more such transactions, pursuant to which Hughes Electronics Corporation and/or General Motors Corporation does not directly or indirectly own more than fifty percent (50%) of the outstanding Common Stock, in value, of the Company or any successor surviving entity; or (2) the sale or distribution of all or substantially all of the assets of the Company to an unrelated entity or entities or to an entity in which Hughes Electronics Corporation and/or General Motors Corporation does not directly or indirectly own more than fifty percent (50%) in value of the equity of such entity.

1.03.    Administration.

         (a) The Plan shall be administered by a committee of the Board of Directors of the Company (the "Committee") consisting of at least two persons. From and after the date (the "Registration Date") that the Company has a class of equity securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the

         "Act"), each such person shall be an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

         (b) Subject to the terms of the Plan, including, without limitation,
         Section 1.07 hereof, the Committee shall have the authority in its sole discretion and from time to time to:

              (i) designate the employees or classes of employees and other service providers, including directors and independent contractors to participate in the Plan from among the class(es) specified in 1.04;

              (ii) grant awards provided in the Plan in such form and amount as the Committee shall determine;

              (iii) impose, modify or amend any such limitations, restrictions and conditions upon any such award as the Committee shall deem appropriate;

              (iv) interpret the Plan, adopt, amend and rescind rules and regulations relating to the Plan, and make all other determinations and take all other action necessary or advisable for the implementation and administration of the Plan; and

              (v) delegate to individuals or entities such duties in the administration of the Plan as the Committee deems appropriate, except (x) with respect to the matters which under Section 162(m) of the Code and Treasury Regulation Section 1.162-27(e) are required to be determined or established by the Committee to qualify awards under the Plan as qualified performance-based compensation and (y) with regard to awards to Insiders, as defined in Section 1.07(a) hereof, and any other aspect relating to such awards.

         (c) No member of the Committee or the Board of Directors of the Company shall be liable for any action, failure to act, determination or interpretation made in good faith with respect to the Plan or any transaction hereunder, except for liability arising from his or her own willful misfeasance, gross negligence or reckless disregard of his or her duties. The Company hereby agrees to indemnify each member of the Committee and the Board of Directors of the Company for all costs and expenses and, to the extent permitted by applicable law, any liability incurred in connection with defending against, responding to, negotiation for the settlement of or otherwise dealing with any claim, cause of action or dispute of any kind arising in connection with any actions in administering this Plan or in authorizing or denying authorization to any transaction hereunder.

1.04.    Eligibility for Participation.

         Participants in the Plan shall be selected by the Committee from among the executive officers, other employees, directors, leased employees and independent contractors of the Company who have the capability of making a substantial contribution of the success of the Company. In making this selection and in determining the form and amount of awards, the


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Committee may consider any factors it deems relevant, including without limitation the individual's functions, responsibilities, value of services to the Company and past and potential contributions to the Company's profitability and sound growth.

1.05.    Types of Awards Under Plan.

         Awards under the Plan may be in the form of any one or more of the following:

              (i) Nonqualified Stock Options, as described in Article II;
              (ii) Incentive Stock Options, as described in Article III;
              (iii) Alternate Appreciation Rights, as described in Article IV;
              (iv) restricted stock, on such terms as the Committee may decide;
              (v) performance units, on such terms as the Committee may decide; and
              (vi) performance shares, on such terms as the Committee may decide.

1.06.    Aggregate Limitation on Awards.

         (a) Shares of stock which may be issued under the Plan shall be authorized and unissued or treasury shares of common stock of the Company, par value of $.01 per share ("Common Stock"). The maximum number of shares of Common Stock which may be issued under the Plan shall be 17,456,140 shares. The maximum number of shares of Common Stock which may be issued to any Recipient under the Plan shall be 2,000,000.

         (b) Any shares of Common Stock subject to a Nonqualified Stock Option or Incentive Stock Option which for any reason is terminated, unexercised or expires shall again be available for issuance under the Plan.

         (c) During the period that any awards remain outstanding under the Plan, the Committee may make good faith adjustments with respect to the number of shares of Common Stock attributable to such awards for purposes of calculating the maximum number of shares of Common Stock available for the granting of future awards under the Plan.

1.07.    Special Limitations Applicable to Certain Awards.

         (a) Awards to Section 16 Recipients: Notwithstanding any other provision of this Plan to the contrary, no award granted under this Plan to a person who is subject to Section 16 of the Act (i.e., an "Insider") shall vest or be exercisable earlier than the day after the expiration of six (6) months from (i) its date of grant or (ii) in the case of an award of performance units or performance shares, the date that a final determination has been made that the award is payable, unless prior to the time of grant such award was approved by both the Committee and the Board of Directors of the Company.

         (b) Awards to Non-Employee Directors: Notwithstanding any other provision of this Plan to the contrary, no award may be granted to a director who is not an employee of the Company unless such award is granted by the Company's full Board of Directors.


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1.08.    Effect of Death, Disability, Retirement or Other Terminations of
         Employment on Recipients.

         (a) Death or Disability of a Recipient: Unless the Committee in its sole discretion determines otherwise, either at the time an award is granted or thereafter, upon the death or Disability of the Recipient during his employment with the Company (or, in the case of a non-employee, his performance of services for the Company), the Recipient may exercise any award which was exercisable on the date of death, or Disability within one year of the termination due to death or Disability. After such one-year period, the award shall terminate. In the case of death, the award may be exercised by the Recipient's estate or by a person who acquires the right to exercise such award by bequest or inheritance or by reason of the death of the Recipient. In the case of Disability, the award may be exercised by the Recipient (or, if the participant is not capable, by his guardian or legal representative).

         (b) Retirement of a Recipient or Termination of a Recipient Without
         Cause:

              (i) Unless the Committee determines otherwise, either at the time an award is granted or thereafter, effective for any awards granted under the Plan after March 1, 2000, upon the termination of the employment of the Recipient by reason of Retirement (or, in the case of a non-employee, upon the termination of services by reason of Retirement) the Recipient may exercise any award which was exercisable on the date of his Retirement during a period equal to the lesser of: (y) five years from the date of the Recipient's Retirement or (z) the term of the award; provided, however, that such Recipient may not, without the written consent of the Company, exercise any vested award pursuant to this Section
              1.08 (b)(i) if any of the following events occur:

                   (A) at any time, the Recipient discloses any information deemed confidential by the Committee (the "Proprietary Information") to any unauthorized person outside the Company;

                   (B) within 12-months of the termination of such employment or services, the Recipient directly or indirectly hires or attempts to hire any person who is, or was during the then most recent 6-month period, employed by the Company;

                   (C) within 12-months of the termination of such employment or services, the Recipient solicits any business of any person or entity who is, or was during the then most recent 6-month period, a customer or client of the Company; or

                   (D) within 12-months of the termination of such employment or services, the Recipient directly or indirectly, engages in any activity which, in the opinion of the Committee, is competitive with any activity of the


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                   Company in any geographic area in which the Company has
                   engaged, or will engage during such period (including, without limitation, any area in which any customer of the Company may be located).

                   After the expiration of the exercise period or the occurrence of any of the events described in subparagraphs A, B and C above, the Recipient will forfeit all interests in any outstanding award that remains unexercised and such award will terminate.

              (ii) Unless the Committee determines otherwise, either at the time an award is granted or thereafter, upon the termination of the employment (or, in the case of a non-employee, the termination of services) of the Recipient by the Company without cause, the Recipient may exercise any award which was exercisable on the date of termination of employment (or, in the case of a non-employee, the termination of services) within three months from the date of such termination of employment (or, in the case of a non-employee, the termination of services). After such three-month period, the award shall terminate.

         (c) Termination for Other Reasons: Subject to paragraphs (a) and (b) above, and unless the Committee in its sole discretion determines otherwise, either at the time an award is granted or thereafter, upon the termination of the employment (or, in the case of a non-employee, termination of services) of the Recipient, the Recipient will forfeit all interests in the award and such award will terminate.

         (d) Definition of Company: For purposes of this Section 1.08, effective for any awards granted under this Plan on or after July 9, 1999, "Company" shall include PanAmSat Corporation, its subsidiaries and any affiliated companies.

         (e) Nonconsolidated Entities: Notwithstanding paragraph (d) of Section 1.08, with respect to any awards granted on or after December 7, 2000, in the case of a Recipient who is an employee of the Company or any subsidiary or affiliated company that is, as of the date an award is granted, considered to be a "consolidated group member" of the Company within the meaning of FASB Interpretation No. 44, if (i) such Recipient's employment is transferred to a subsidiary or affiliated company that is not considered to be a consolidated group member of the Company or (ii) the Recipient's employer ceases to be a consolidated group member but otherwise continues to qualify as a "subsidiary" or "affiliated company" for purposes of the Plan, the vesting of such award shall cease, and all unvested portions of such award shall terminate, as of the date of such event (provided that the Committee, in its sole discretion, may accelerate or continue the vesting of such award and establish any terms and conditions applicable thereto), but, solely for purposes of this Section 1.08, such Recipient's employment shall be deemed to continue.

1.09.    Effective Date and Term of Plan.


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         (a) The Plan shall become effective on the date it is adopted by the
         Committee, subject only to approval by the Board of Directors of the Company and the affirmative vote of the holders of a majority of the Common Stock.

         (b) No award shall be made under the Plan after the tenth anniversary of the effective date of the Plan described in (a) above; provided, however, that the Plan and all awards made under the Plan prior to such date shall remain in effect until such awards have been satisfied or terminated in accordance with the Plan and the terms of such awards.


                                   ARTICLE II

                           NONQUALIFIED STOCK OPTIONS

2.01.    Award of Nonqualified Stock Options.

         The Committee may from time to time, and subject to the provisions of the Plan and such other terms and conditions as the Committee may prescribe, grant to any participant in the Plan one or more options to purchase for cash or shares of Common Stock the number of shares of Common Stock ("Nonqualified Stock Options") allotted by the Committee. The date a Nonqualified Stock Option is granted shall mean the date selected by the Committee as of which the Committee allots a specific number of shares to a participant pursuant to the Plan.

2.02.    Nonqualified Stock Option Agreements.

         The grant of a Nonqualified Stock Option shall be pursuant to a written Nonqualified Stock Option Agreement, executed by the Company and identifying the holder of a Nonqualified Stock Option (the "optionee"), in such form as the Committee may from time to time determine.

2.03.    Nonqualified Stock Option Price.

         The Option Price per share of Common Stock deliverable upon the exercise of a Nonqualified Stock Option shall be 100% of the Fair Market Value of a share of Common Stock on the date the Nonqualified Stock Option is granted.

2.04.    Manner of Payment.

         Each Nonqualified Stock Option Agreement shall set forth the procedure governing the exercise of the Nonqualified Stock Option granted thereunder, and shall provide that, upon such exercise in respect of any shares of Common Stock subject thereto, the optionee shall pay to the Company, in full, the Option price for such shares and the applicable withholding taxes with (a) cash, (b) previously owned Common Stock or (c) a combination of cash and previously owned Common Stock. In addition, each Nonqualified Stock Option Agreement shall permit the optionee to pay the Option Price and any related withholding taxes through a cashless exercise program established by the Company or the Committee with a broker.

2.05.    Manner of Delivery and Optionee Rights.

         As soon as practicable after receipt of payment and applicable withholding taxes in connection with the exercise of a Nonqualified Stock Option, the Company shall deliver to the optionee a certificate or certificates for shares of Common Stock. The optionee shall become a shareholder of the Company with respect to Common Stock represented by share certificates so issued and as such shall be fully entitled to receive dividends, to vote and to exercise all other rights of a shareholder.

2.06.    Effect of Exercise.

         The exercise of any Nonqualified Stock Option shall cancel that number of related Alternate Rights, if any, which is equal to the number of shares of Common Stock purchased pursuant to said Option.


                                   ARTICLE III

                             INCENTIVE STOCK OPTIONS

3.01.    Award of Incentive Stock Options.

         The Committee may from time to time and subject to the provisions of the Plan and such other terms and conditions as the Committee may prescribe, grant to any Plan participant who is an employee meeting the requirements of
Section 422 of the Internal Revenue Code one or more Incentive Stock Options (intended to qualify as such under the provisions of Section 422 of the Code ("Incentive Stock Options")) to purchase for cash or shares of Common Stock the number of shares of Common Stock allotted by the Committee. The date an Incentive Stock Option is granted shall mean the date selected by the Committee as of which the Committee allots a specific number of shares to a participant pursuant to the Plan.

3.02.    Incentive Stock Option Agreements.

         The grant of an Incentive Stock Option shall be pursuant to a written Incentive Stock Option Agreement, executed by the Company and identifying the holder of an Incentive Stock Option (the "optionee"), in such form as the Committee may from time to time determine.

3.03.    Incentive Stock Option Price.

         The Option Price per share of Common Stock deliverable upon the exercise of an Incentive Stock Option shall be 100% (110% in the case of 10% shareholder, as provided by Section 422(b)(6) of the Code (a "Ten Percent Stockholder")) of the Fair Market Value of a share of Common Stock on the date the Incentive Stock Option is granted.

3.04.    Maximum Amount of Incentive Stock Option Grant.

         To the extent that the aggregate Fair Market Value (determined on the date the Option is granted) of Common Stock subject to an Incentive Stock Option granted to an optionee by the Committee (or by the Company or any of its parent or subsidiary corporations under any other plans) which are exercisable for the first time during any calendar year exceeds $100,000, the portion of the Incentive Stock Option exceeding this $100,000 limitation shall be treated as a Nonqualified Stock Option.

3.05.    Applicability of Stock Options Sections.

         Sections 2.04, Manner of Payment; 2.05, Manner of Delivery and Optionee Rights; and 2.06, Effect of Exercise, applicable to Nonqualified Stock Options, shall apply mutatis mutandis to Incentive Stock Options. Said Sections are incorporated by reference in this Article III as if fully set forth herein and as if the word "Incentive" were substituted for the word "Nonqualified."


                                   ARTICLE IV

                          ALTERNATE APPRECIATION RIGHTS

4.01.    Award of Alternate Rights.

         Concurrently with the award of any Nonqualified Stock Option or Incentive Stock Option to purchase one or more shares of Common Stock, the Committee may, subject to the provisions of the Plan and such other terms and conditions as the Committee may prescribe, award to the optionee with respect to each share of Common Stock, a related alternate appreciation right ("Alternate Right"), permitting the optionee to be paid the appreciation on the shares underlying the Option in lieu of exercising the Option.

4.02.    Alternate Rights Agreement.

         Alternate Rights shall be pursuant to written agreements in such form as the Committee may from time to time determine.

4.03.    Exercise.

         An optionee who has been granted Alternate Rights may, from time to time, in lieu of the exercise of an equal number of Options, elect to exercise one or more Alternate Rights and thereby become entitled to receive from the Company payment, in Common Stock (and cash, in the case of fractional shares), for the number of shares of Common Stock determined pursuant to Sections 4.04 and 4.05. Unless otherwise set forth herein, Alternate Rights shall be exercisable only to the same extent and subject to the same conditions as the Options related thereto are exercisable, as provided in this Plan. The Committee may, in its discretion, prescribe additional conditions to the exercise of any Alternate Rights.

4.04.    Amount of Payment.

         The amount of payment to which an optionee shall be entitled upon the exercise of each Alternate Right shall be equal to 100% of the amount, if any, by which the Fair Market Value of a share or shares of Common Stock related to said Alternate Right on the exercise date exceeds the Option Price related to said Alternate Right.

4.05.    Form of Payment.

         The number of shares (and fractional shares) to be paid shall be determined by dividing the amount of payment determined pursuant to Section 4.04 by the Fair Market Value of a share of Common Stock on the exercise date of such Alternate Rights. As soon as practicable after exercise and payment to the Company of applicable withholding taxes, the Company shall deliver to the optionee a certificate or certificates for such shares of Common Stock.


                                    ARTICLE V

                                  MISCELLANEOUS

5.01.    General Restriction.

         Each award under the Plan shall be subject to the requirement that, if at any time the Committee shall determine that (i) the listing, registration or qualification of the shares of Common Stock subject or related thereto upon any securities exchange or under any state or Federal law, (ii) the consent or approval of any government regulatory body, or (iii) an agreement by the grantee of an award with respect to the disposition of shares of Common Stock, is necessary or desirable as a condition of, or in connection with, the granting of such award or the issue or purchase of shares of Common Stock thereunder, the Committee may elect, in its sole discretion, not to consummate the award in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

5.02.    Non-Assignability.

         No award under the Plan shall be assignable or transferable by the Recipient thereof, except by will or by the laws of descent and distribution, unless the Committee shall elect to permit such an assignment or transfer in its sole discretion. During the life of the Recipient, such award shall be exercisable only by such person or by such person's guardian or legal representative.

5.03.    Withholding Taxes.

         Whenever the Company proposes or is required to issue or transfer shares of Common Stock or other property under the Plan, the Company shall require the grantee to remit to the Company an amount sufficient to satisfy any Federal, state and/or local withholding tax requirements relating to such issue or transfer prior to the delivery of any certificate or certificates for such shares or such other property. Alternatively, in the discretion of the


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Committee, the Company may issue or transfer such shares of Common Stock net of the number of shares sufficient to satisfy the withholding tax requirements. For withholding tax purposes, the shares of Common Stock shall be valued on the date the withholding obligation is incurred.

5.04.    Right to Terminate Employment.

         Nothing in the Plan or in any agreement entered into pursuant to the Plan shall: (i) confer upon any participant the right to continue in the employment of the Company, (ii) affect any right which the Company may have to terminate the employment of such participant, or (iii) in the case of a service provider, confer on them the right to continue to provide services to the Company.

5.05.    Non-Uniform Determinations.

         The determination by the Committee and the Board of Directors of the Company under the Plan (including without limitation determinations of the persons to receive awards, the form, amount and timing of such awards, the terms and provisions of such awards and the agreements evidencing same) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan, whether or not such persons are similarly situated.

5.06.    Rights as a Shareholder.

         The Recipient shall have no rights as a shareholder with respect thereto unless and until certificates for shares of Common Stock are issued to him.

5.07.    Leaves of Absence.

         Subject to the terms of the Plan, the Committee shall be entitled to make such rules, regulations and determinations as it deems appropriate under the Plan in respect of any leave of absence taken by the Recipient of any award. Without limiting the generality of the foregoing, the Committee shall be entitled to determine (i) whether or not any such leave of absence shall constitute a termination of employment, or the termination of an arrangement to provide services, within the meaning of the Plan and (ii) the impact, if any, of any such leave of absence on awards under the Plan theretofore made to any Recipient who takes such leave of absence.

5.08.    Newly Eligible Participants.

         Subject to the terms of the Plan, the Committee shall be entitled to make such rules, regulations, determinations and awards as it deems appropriate in respect of any employee, director or service provider who becomes eligible to participate in the Plan or any portion thereof after the commencement of an award or incentive period.

5.09.    Adjustments.


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         In any event of any change in the outstanding Common Stock by reason of a stock dividend or distribution, recapitalization, merger, consolidation, split-up, combination, exchange of shares or the like, the Committee may appropriately adjust the number of shares of Common Stock which may be issued under the Plan, the maximum number of shares in respect of which options or other awards may be granted to any individual during the term of the Plan, the number of shares of Common Stock subject to Options theretofore granted under the Plan, the Option Price of Options theretofore granted under the Plan, and any and all other matters deemed appropriate by the Committee.

5.10.    Amendment of the Plan.

         (a) The Board of Directors of the Company may, without further action by the shareholders and without receiving further consideration from the participants, amend this Plan or condition or modify awards under this Plan in response to changes in securities or other laws or rules, regulations or regulatory interpretations thereof applicable to this Plan or to comply with stock exchange rules or requirements.

         (b) The Board of Directors of the Company may at any time and from time to time terminate or modify or amend the Plan in any respect, except that, from and after the Registration Date, the Committee may not (i) increase the maximum number of shares of Common Stock which may be issued under the Plan (other than increases pursuant to Section 5.09),
         (ii) extend the period during which any award may be granted or exercised, or (iii) extend the term of the Plan, without shareholder approval. The termination or any modification or amendment of the Plan shall not, without the consent of a participant, adversely affect his or her rights under an award previously granted to him or her.

5.11.    Deferral of Restricted Stock.

         Subject to the terms of the Plan and the 1999 Non-Employee Directors Compensation Deferral Plan ("Directors Deferral Plan"), an award of Restricted Stock made under this Plan to a non-employee director in connection with his or her service as a member of the Board of Directors of the Company may be deferred under the terms of the Directors Deferral Plan; provided, however, that any election to defer such Restricted Stock is made at least 30 days prior to the date of the annual meeting of shareholders in which the Restricted Stock is awarded (or, if applicable, within thirty days of such director first becoming eligible to participate in the Deferral Plan). The payment of such award shall be subject to the terms of the Directors Deferral Plan.


                                   ARTICLE VI

                           NON-EXCLUSIVITY OF THE PLAN

         The adoption of the Plan by the Board of Directors of the Company shall not be construed as amending, modifying or rescinding any previously approved incentive arrangement or as creating any limitations on the power of the Board of Directors of the Company to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.


                                   ARTICLE VII

                                Change in Control

7.01.    Effect of a Change in Control Upon an Award.

         (a) Upon (or, in the sole discretion of the Committee, as may be necessary to effectuate the purposes of the acceleration, immediately prior to) the consummation of a Change in Control, all outstanding Options (and related Alternate Rights) will immediately vest and become exercisable. The Committee shall provide a Recipient a right to refuse any acceleration, whether pursuant to an award agreement or otherwise. Any acceleration of an Option (and related Alternate Right) shall comply with applicable legal requirements.

         (b) Upon (or, in the sole discretion of the Committee, as may be necessary to effectuate the purposes of the acceleration, immediately prior to) the consummation of a Change in Control, all restrictions upon each share of outstanding restricted stock or an outstanding performance share will immediately lapse and all shares will immediately vest and will promptly be delivered to the Recipient.

         (c) Upon (or, in the sole discretion of the Committee, as may be necessary to effectuate the purposes of the acceleration, immediately prior to) the consummation of a Change in Control, all restrictions upon all outstanding performance units will lapse immediately and all such units will immediately vest. Unless the Committee provides for the assumption, substitution or continuation of such performance units, each Recipient will promptly receive a cash payment equal to the product of (x) the proceeds per share of Common Stock realized by the shareholders of the Company in connection with the Change in Control and (y) the number of performance units held by such Recipient.

7.02.    Exercise of Options in connection with a Change in Control.

         In the event that a Recipient's Options (and related Alternate Rights) are not exercised prior to the effective date of a Change in Control, then, unless the Committee provides for the assumption, substitution or continuation of such Option (and related Alternate Right), the Company shall, as of the date of such event, have the right to cancel such Options (and related Alternate Rights) upon payment to the Recipient, for each Option (and related Alternate Right) (including, without limitation, each Option and related Alternate Right that vests upon such Change in Control under Section 7.01(a)) that has not been exercised, of an amount equal to (i) the proceeds per share of Common Stock realized by the selling shareholders of the Company in connection with the Change in Control, over (ii) the exercise price for such Option, payable in the same form and on the same terms as the consideration received by such shareholders of the Company; provided that the Company shall not make any payment or take any reduction with


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respect to any Option for which the exercise price is greater than or equal to the proceeds per share of Common Stock realized by the selling shareholders of the Company in connection with the Change in Control.